Exhibit 99.1

Tricida Announces First Quarter 2019 Financial Results
Webcast Today at 4:30 pm Eastern Time
SOUTH SAN FRANCISCO, Calif., May 8, 2019 (Business Wire) — Tricida, Inc. (Nasdaq: TCDA), a pharmaceutical company focused on the development and commercialization of its drug candidate, veverimer (TRC101), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis in patients with chronic kidney disease (CKD), announced today financial results for the three months ended March 31, 2019 and provided an update on key initiatives.
Recent Highlights

•	Completed a follow-on equity offering for total gross proceeds of approximately $231.8 million in April 2019.

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Reported that initial topline data analyses of the TRCA-301E trial, a placebo-controlled, blinded, 40-week extension trial, revealed positive results in March 2019. The trial met its primary and all secondary endpoints.

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Amended its existing debt facility with Hercules Capital, Inc., increasing the total amount available under the debt facility to up to $200 million and extending the maturity of the debt facility, in March 2019.

•	Announced that The Lancet published results from the TRCA-301 Phase 3 clinical trial in March 2019.
2019 Projected Milestones

•	Availability of New Drug Application (NDA)-enabling 12-month registration stability data for veverimer in mid-2019.

•	Submission of an NDA in the second half of 2019, seeking approval of veverimer through the U.S. Food and Drug Administration’s (FDA’s) Accelerated Approval Program.
“With the completion of our successful long-term extension trial, we are now focused on the NDA submission in the second half of this year under the Accelerated Approval Program,” said Gerrit Klaerner, Ph.D., Tricida’s Chief Executive Officer and President. “We are also keenly focused on our prelaunch activities, in particular in advancing disease education and awareness of the central role metabolic acidosis plays in exacerbating bone, muscle and kidney disease.”

Financial Results for the Quarter Ended March 31, 2019
Research and development expense was $31.4 million and $16.6 million for the three months ended March 31, 2019 and 2018, respectively. The increase in research and development expense in the three-month period of 2019 compared to the prior period was primarily due to increased activities in connection with our veverimer clinical development program, including increased drug substance manufacturing, as well as increased personnel and related costs.
General and administrative expense was $6.4 million and $3.5 million for the three months ended March 31, 2019 and 2018, respectively. The increase in general and administrative expense in the three-month period of 2019 compared to the prior period was primarily due to increased administrative costs supporting the increased activities in connection with our veverimer clinical development program, increased headcount and higher professional service fees.
Net loss was $37.9 million (non-GAAP net loss of $34.6 million) and $20.5 million (non-GAAP net loss of $19.9 million) for the three months ended March 31, 2019 and 2018, respectively. Net loss per basic and diluted share was $0.90 and $9.00 for the three months ended March 31, 2019 and 2018, respectively. The effect of the 6,440,000 shares of common stock issued at the consummation of our follow-on equity offering at an offering price of $36.00 per share for net proceeds of approximately $217.9 million, was not considered in the net loss per basic and diluted share calculation at March 31, 2019 since the follow-on equity offering consummated on April 8, 2019. On a pro forma basis, Tricida's net loss per basic and diluted share would have been $0.78 for the three months ended March 31, 2019 had the 6,440,000 shares of common stock been issued as of the beginning of the period presented. This additional information regarding net loss per share is provided to investors to enable analysis of our net loss per share based on the additional issuance of common shares from the follow-on equity offering.
As of March 31, 2019, cash, cash equivalents and investments were $219.0 million, which does not include $217.9 million of proceeds from our follow-on equity offering, net of underwriting discounts and commissions related to the offering. On a pro forma basis, cash, cash equivalents and investments would equal $436.9 million if the follow-on equity offering had occurred on March 31, 2019.
Today’s Conference Call and Webcast
Tricida will host a conference call today at 4:30 pm Eastern Time to discuss its financial results and business progress. Please access the Tricida Conference Call as follows:

Tricida First Quarter 2019 Conference Call

4:30 pm Eastern Time Today

Webcast:    IR.Tricida.com
Dial-in:    (877) 377-5478
International:    (629) 228-0740
Conference ID:    566160
A replay of the webcast will be available on the Investor Relations page of Tricida’s website approximately two hours following the completion of the call and will be available for up to 90 days following the presentation.
About Tricida

Tricida, Inc. is a pharmaceutical company focused on the development and commercialization of its drug candidate, veverimer (TRC101), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis in patients with chronic kidney disease (CKD). Metabolic acidosis is a condition commonly caused by CKD that is believed to accelerate the progression of kidney deterioration. It is estimated to pose a health risk to approximately three million patients with CKD in the United States. Tricida has successfully completed all of the clinical trials that it planned to complete prior to submission of an NDA to the U.S. Food and Drug Administration (FDA). Tricida plans to submit an NDA in the second half of 2019, seeking approval of veverimer through the FDA’s Accelerated Approval Program.
For more information about Tricida, please visit www.Tricida.com.
Cautionary Note on Forward-Looking Statements
This press release includes forward-looking statements, including for example, all of the statements under the heading "2019 Projected Milestones” and other statements about our ability to submit an NDA for veverimer under the FDA's Accelerated Approval Program. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, that we may not be able to achieve upcoming milestones, the cost, timing and results of clinical trials and other studies; that many drug candidates that have completed Phase 3 trials do not become approved drugs on a timely or cost effective basis, or at all; there can be no assurance that the FDA would approve an NDA under the Accelerated Approval Program, or at all, and even if approval for a drug is obtained, there can be no assurance that it will be adopted in the market or accepted as a benefit to patients and healthcare providers; possible safety and efficacy concerns; and that we completely rely on third-party suppliers to manufacture our clinical drug supply. The forward-looking statements contained in this press release reflect Tricida’s current views with respect to future events, and Tricida does not undertake and specifically disclaims any obligation to update any forward-looking statements.

(Financial Tables to Follow)

Tricida, Inc.

Condensed Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$21,928	$37,172
Short-term investments	197,040	203,906
Prepaid expenses and other current assets	3,018	3,269
Total current assets	221,986	244,347
Long-term investments	—	2,287
Property and equipment, net	1,209	1,215
Operating lease right-of-use assets	2,052	—
Deferred offering costs	717	—
Total assets	$225,964	$247,849

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,045	$8,460
Current operating lease liabilities	1,038	—
Accrued expenses and other current liabilities	20,663	6,344
Total current liabilities	26,746	14,804

Term Loan	36,940	38,071
Non-current operating lease liabilities	1,223	—
Other long-term liabilities	446	449
Total liabilities	65,355	53,324

Stockholders’ equity:
Preferred stock	—	—
Common stock	43	42
Additional paid-in capital	390,508	386,830
Accumulated other comprehensive income (loss)	149	(153)
Accumulated deficit	(230,091)	(192,194)
Total stockholders’ equity	160,609	194,525
Total liabilities and stockholders’ equity	$225,964	$247,849

Tricida, Inc.

Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Operating expenses:
Research and development	$31,423	$16,633
General and administrative	6,352	3,465
Total operating expenses	37,775	20,098
Loss from operations	(37,775)	(20,098)
Other income (expense), net	1,267	(87)
Interest expense	(1,389)	(319)
Net loss	(37,897)	(20,504)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	302	(54)
Total comprehensive loss	$(37,595)	$(20,558)
Net loss per share, basic and diluted	$(0.90)	$(9.00)
Weighted-average number of shares outstanding, basic and diluted	42,268,062	2,278,266

Pro forma net loss per share, basic and diluted *	$(0.78)
Pro forma weighted-average number of shares outstanding, basic and diluted *	48,708,062

* Pro forma net loss per share, basic and diluted, and pro forma weighted-average number of shares outstanding, basic and diluted, are provided to investors to enable analysis of our net loss per share based on the additional issuance of common shares from the follow-on equity offering as of the beginning of the period presented. Pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net loss or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

Tricida, Inc.

GAAP to non-GAAP reconciliations
(Unaudited)
(In thousands)
A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended March 31,
	2019	2018
GAAP net loss, as reported	$(37,897)	$(20,504)
Adjustments:
Non-cash stock-based compensation expense	2,658	353
Non-cash Term Loan discount and issuance costs	488	128
Changes in fair value of compound derivative liabilities and warrants	174	136
Total adjustments	3,320	617
Non-GAAP net loss	$(34,577)	$(19,887)

A reconciliation between weighted-average number of shares outstanding, basic and diluted and pro forma weighted-average number of shares outstanding, basic and diluted to give effect of the follow-on equity offering to pro forma net loss per share, basic and diluted is as follows:

Three Months Ended March 31,
2019
Numerator:
GAAP net loss, as reported	$(37,897)
Denominator:
Weighted-average number of shares outstanding, basic and diluted	42,268,062
Common shares issued in follow-on equity offering	6,440,000
Pro forma weighted-average number of shares outstanding, basic and diluted	48,708,062
Pro forma net loss per share, basic and diluted	$(0.78)

Use of Non-GAAP Financial Measures
We supplement our financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss, and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.
“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represent GAAP net loss adjusted to exclude (1) stock-based compensation expense, (2) non-cash interest expense related to Tricida’s Term Loan discount and issuance costs and (3) changes in fair value of compound derivative liabilities and warrants within our reconciliation of our GAAP to Non-GAAP net loss.

Non-GAAP financial measures used by Tricida may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.
Pro forma net loss per share, basic and diluted, and pro forma weighted-average number of shares outstanding, basic and diluted, are provided to investors to enable analysis of our net loss per share based on the additional issuance of common shares from the follow-on equity offering as of the beginning of the period presented. Pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net loss or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

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Contact:
Jackie Cossmon, IRC
Tricida, Inc.
Vice President of Investor Relations and Communications
IR@Tricida.com